Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 22, 2007, relating to the consolidated financial statements for the years ended December 31, 2005 and 2006 and the related financial statement schedule of VanceInfo Technologies Inc. appearing in the Prospectus, which is part of the Registration Statement No. 333-147601 on Form F-1 of VanceInfo Technologies Inc. dated December 11, 2007.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.

Beijing, the People’s Republic of China

June 5, 2008